UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 19, 2013

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to provide for even distribution of directors among the three classes of directors on the Board of Directors (the “Board”) of Southern Connecticut Bancorp, Inc. (the “Company”) following the recent passing away of Carl R. Borelli, who was a Class I director, Joshua H. Sandman, Ph.D. resigned as a Class II director effective February 19, 2013 and was simultaneously elected by the Board as a Class I director effective February 19, 2013.  Joshua H. Sandman, Ph.D. will serve as a Class I director until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified.  As a result of the foregoing, the Company’s three classes of directors are now comprised of two members each.

For all purposes other than the change in his status to a Class I director from a Class II director, Joshua H. Sandman, Ph.D.’s service on the Board will be deemed to have continued uninterrupted and Joshua H. Sandman, Ph.D. will continue to serve as a member of the Audit Committee and Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

Date: February 19, 2013	By:	/s/ Joseph J. Greco
Joseph J. Greco
Chief Executive Officer